Exhibit 15.2
May 7, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
     We are aware that our report dated May 7, 2009 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three-month periods ended March 31, 2009 and 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-112904) and Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, 333-142651 and 333-156931).
Very truly yours,
PricewaterhouseCoopers LLP